As filed with the Securities and Exchange Commission on June 27, 2008

                                                     Registration No. 333-104389

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                             -----------------------

                            SCOTTISH RE GROUP LIMITED
             (Exact name of registrant as specified in its charter)

                             -----------------------

       Cayman Islands                    001-16855                98-0362785
(State or Other Jurisdiction     (Commission File Number)      (I.R.S. Employer
      of Incorporation)                                      Identification No.)


                   P.O. Box HM 2939                             Paul Goldean, Esq.
Crown House, Second Floor, 4 Par-la-Ville Road              Scottish Re Group Limited
                    Hamilton HM12                      Crown House, Second Floor, 4 Par-la-
                       Bermuda                                      Ville Road
                                                                  Hamilton HM12
                                                                     Bermuda
                                                                 (441) 295-4451
     (Address of Principal Executive Offices)          (Name, Address and Telephone Number,
                                                   Including Area Code, of Agent for Service)


                                 With Copies To:
                             Stephen G. Rooney, Esq.
                              125 West 55th Street
                               New York, NY 10019
                                 (212) 424-8000

                                 (441) 295-4451
                         Registrant's telephone number,
                               including area code

                                       N/A
          (Former name or former address, if changed since last report)

                             2001 STOCK OPTION PLAN
                            (Full Title of the Plan)


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             EXPLANATORY NOTE / DEREGISTRATION OF UNSOLD SECURITIES

     The registration statement on Form S-8 (Registration No. 333-104389) (the "Registration Statement") of Scottish Re Group Limited (the "Company"), pertaining to the registration of 650,000 shares of the Company's ordinary shares, par value $0.01 per share, to which this Post-Effective Amendment No. 1 relates, was filed with the Securities and Exchange Commission ("SEC") on April 8, 2003.


     As a result of the delisting of the Company's shares from the New York Stock Exchange and the fact that there are less than 300 holders of record of its shares as of December 31, 2007, the Company has no obligation to continue to file, and does not plan to file, periodic reports with the SEC for any periods after January 1, 2008. The Company filed with the SEC a Form 15 on May 13, 2008, to terminate its duty to file reports under Section 13(a) and 15(d) of the U.S. Securities Exchange Act of 1934, as amended. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities which remain unsold at the termination of the offering, the Company hereby amends the Registration Statement to withdraw from registration the securities registered but unsold under the Registration Statement.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, North Carolina on this 27th day of June, 2008.



                                    SCOTTISH RE GROUP LIMITED


                                    By:  /s/ Paul Goldean
                                        ----------------------------
                                        Paul Goldean
                                        Chief Administrative Officer

            SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated as of the 27th day of June, 2008:

Signature                              Title

 /s/ George Zippel                     President and
--------------------------             Chief Executive Officer
George Zippel

 /s/ Terry Eleftheriou                 Executive Vice President and
----------------------------           Chief Financial Officer
Terry Eleftheriou

 /s/ Jonathon Bloomer                  Chairman of the Board
--------------------------
Jonathon Bloomer

 /s/ James Butler                      Director
---------------------------
James Butler

 /s/ James Chapman                     Director
-------------------------
James Chapman

 /s/ Thomas Finke                      Director
--------------------------
Thomas Finke

 /s/ Seth Gardner                      Director
---------------------------
Seth Gardner

 /s/ Jeffrey Hughes                    Director
---------------------------
Jeffrey Hughes

 /s/ Robert Joyal                      Director
---------------------------
Robert Joyal

 /s/ Larry Port                        Director
---------------------------
Larry Port

 /s/ Michael Rollings                  Director
----------------------------
Michael Rollings

 /s/ Raymond Wechsler                  Director
---------------------------
Raymond Wechsler